Exhibit 4.6

FIFTH AMENDMENT AND MODIFICATION
TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIFTH AMENDMENT AND MODIFICATION TO AMENDED AND RESTATED LOAN AGREEMENT (the “Amendment”) is made effective as of the 16th day of November, 2021, by and among J & J SNACK FOODS CORP. (“Parent”), the subsidiaries of Parent party hereto and listed on the signature page to this Amendment (the “Subsidiary Borrowers”; together with Parent, each, a “Borrower” and, collectively, the “Borrowers”), the banks party hereto and listed on the signature page to this Amendment (the “Banks”) and CITIZENS BANK, N.A. (as successor by merger to Citizens Bank of Pennsylvania), as sole administrative agent and arranger for the Banks (the “Agent”).

BACKGROUND

A.    Pursuant to that certain Amended and Restated Loan Agreement dated December 1, 2006, by and among Borrowers, Banks and Agent (as amended by that certain First Amendment and Modification to Amended and Restated Loan Agreement dated as of November 22, 2011, that certain Waiver and Second Amendment and Modification to Amended and Restated Loan Agreement dated as of April 6, 2014, that certain Third Amendment and Modification to Amended and Restated Loan Agreement dated as of October 22, 2015, that certain Fourth Amendment and Modification to Amended and Restated Loan Agreement dated as of November 16, 2016, and as the same may hereafter be further amended, modified, supplemented or restated from time to time, being referred to herein as the “Loan Agreement”), Banks agreed, inter alia, to extend to Borrowers a revolving credit facility in the maximum amount of up to Fifty Million Dollars ($50,000,000.00).

B.    Borrowers have requested and Banks and Agent have agreed to amend the Loan Agreement to extend the Commitment Termination Date until December 16, 2021.

C.    All capitalized terms contained herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.    Amended Defined Term. The defined term “Commitment Termination Date”, set forth in Article I of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Commitment Termination Date: December 16, 2021, subject to earlier termination as provided in this Agreement.”

2.    Amendment/References. The Loan Agreement and the Loan Documents are hereby amended to be consistent with the terms of this Amendment. All references in the Loan Agreement and the Loan Documents to (a) the “Loan Agreement” shall mean the Loan Agreement as amended hereby; and (b) the “Loan Documents” shall include this Amendment and all other instruments or agreements executed pursuant to or in connection with the terms hereof.

3.    Release. Each Borrower acknowledges and agrees that it has no claims, suits or causes of action against Agent or any Bank and hereby revises, releases and forever discharges Agent, each Bank, and their respective officers, directors, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which such Borrower has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

4.    Additional Documents; Further Assurances. Each Borrower covenants and agrees to execute and deliver to Agent, or to cause to be executed and delivered to Agent contemporaneously herewith, at the sole cost and expense of Borrowers, the Amendment and any and all documents, agreements, statements, resolutions, searches, insurance policies, consents, certificates, legal opinions and information as Agent may require in connection with the execution and delivery of this Amendment or any documents in connection herewith, or to further evidence, effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Agent herein or in any of the Loan Documents, or to enforce or to protect Agent’s interest in the Collateral. All such documents, agreements, statements, etc., shall be in form and content acceptable to Agent in its sole discretion. Each Borrower hereby authorizes Agent to file, at Borrowers’ cost and expense, financing statements, amendments thereto and other items as Agent may require to evidence or perfect Agent’s continuing security interest and liens in and against the Collateral. Each Borrower agrees to join with Agent in notifying any third party with possession of any Collateral of Agent’s security interest therein and in obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Agent. Borrowers will cooperate with Agent in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper.

5.    Further Agreements and Representations. Each Borrower does hereby:

(a)    ratify, confirm and acknowledge that the statements contained in the foregoing Background are true and complete and that, as amended hereby, the Loan Agreement and the other Loan Documents are in full force and effect and are valid, binding and enforceable against such Borrower and its assets and properties, all in accordance with the terms thereof, as amended;

(b)    covenant and agree to perform all of such Borrower’s obligations under the Loan Agreement and the other Loan Documents, as amended;

(c)    acknowledge and agree that as of the date hereof, such Borrower has no defense, set-off, counterclaim or challenge against the payment of any Obligations or the enforcement of any of the terms of the Loan Agreement or of the other Loan Documents, as amended;

(d)    acknowledge and agree that all representations and warranties of such Borrower contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

(e)    represent and warrant that no Default or Event of Default exists;

(f)    covenant and agree that such Borrower’s failure to comply with any of the terms of this Amendment or any other instrument or agreement executed or delivered in connection herewith, shall constitute an Event of Default under the Loan Agreement and each of the other Loan Documents; and

(g)    acknowledge and agree that nothing contained herein, and no actions taken pursuant to the terms hereof, are intended to constitute a novation of any of the Notes, the Loan Agreement or of any of the other Loan Documents and does not constitute a release, termination or waiver of any existing Event of Default or of any of the liens, security interests, rights or remedies granted to the Agent in any of the Loan Documents, which liens, security interests, rights and remedies are hereby expressly ratified, confirmed, extended and continued as security for all Obligations.

Each Borrower acknowledges and agrees that Agent and the Banks are relying on the foregoing agreements, confirmations, representations and warranties of such Borrower and the other agreements, representations and warranties of such Borrower contained herein in agreeing to the amendments contained in this Amendment.

6.    Fees Cost, Expenses and Expenditures. Borrowers will pay all of Agent’s expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, fees, disbursements, expenses and disbursements of counsel retained by Agent and all fees related to filings, recording of documents, searches, environmental assessments and appraisal reports, whether or not the transactions contemplated hereunder are consummated.

7.    No Waiver. Nothing contained herein constitutes an agreement or obligation by Agent to grant any further amendments to the Loan Agreement or any of the other Loan Documents. Nothing contained herein constitutes a waiver or release by Agent of any Event of Default or of any rights or remedies available to Agent under the Loan Documents or at law or in equity.

8.    Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

9.    Binding Effect. This Amendment, upon due execution hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.    Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles.

11.    Severability. The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

12.    Modifications. No modification of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

13.    Headings. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

14.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed the day and year first above written.

PARENT:

J & J SNACK FOODS CORP.

By:                 /s/ Ken A. Plunk

Name:         Ken A. Plunk
Title:           Chief Financial Officer

SUBSIDIARY BORROWERS:

BAKERS BEST SNACK FOODS CORP.
THE ICEE COMPANY
J & J RESTAURANT GROUP, L.L.C.
J & J SNACK FOODS SALES CORP.
J & J SNACK FOODS CORP. OF PENNSYLVANIA
J & J SNACK FOODS TRANSPORT CORP.
J & J SNACK FOODS CORP. OF CALIFORNIA
J & J SNACK FOODS INVESTMENT CORP.
J & J SNACK FOODS CORP./MIA
COUNTRY HOME BAKERS, INC.
PRETZELS, INC.

FEDERAL PRETZEL BAKING COMPANY, L.L.C.

ICEE OF HAWAII, INC.

DADDY RAY’S, INC.

HOM/ADE FOODS, INC.

J & J SNACK FOODS HANDHELDS CORP.

NEW YORK PRETZEL, LLC

SWIRL HOLDINGS CORPORATION

PHILLY’S FAMOUS WATER ICE, INC.

J & J SNACK FOODS ONLINE SALES CORP.

PACHYDERM INSURANCE COMPANY

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Fifth Amendment and Modification to A&R Loan Agreement]

By:                 /s/ Ken A. Plunk

Name:         Ken A. Plunk

Title:           Chief Financial Officer of each of

                    the above Subsidiary Borrowers

AGENT:

CITIZENS BANK, N.A., as successor by merger to

Citizens Bank of Pennsylvania

By:                 /s/ Pamela L. Hansen

Pamela L. Hansen

Senior Vice President

LENDERS:

CITIZENS BANK, N.A., as successor by merger to

Citizens Bank of Pennsylvania

By:                /s/ Pamela L. Hansen

Pamela L. Hansen

Senior Vice President

Commitment: $25,000,000.00

WELLS FARGO BANK, NATIONAL

ASSOCIATION.

By:                 /s/ Barbara L. Martinelli

Barbara L. Martinelli

Senior Vice President

Commitment: $25,000,000.00

[Signature Page to Fifth Amendment and Modification to A&R Loan Agreement]